EXHIBIT NO. 99.1

News Release

Contacts:	Media - Alan H. McCoy, Vice President, Government and Public Relations (513) 425-2826
Investors - Albert E. Ferrara, Jr., Vice President, Finance & CFO (513) 425-2888

AK Steel Reports Fourth Quarter and Full-Year 2004 Results

Steelmaker Completes Year of Recovery

MIDDLETOWN, OH, January 25, 2005 – AK Steel (NYSE: AKS) today reported that its adjusted 2004 fourth quarter pre-tax income was $73.7 million, equal to $0.68 per share of common stock, compared to an adjusted pre-tax loss of $65.3 million, or $0.60 per common share, for the fourth quarter of 2003. The adjusted pre-tax income for the 2004 fourth quarter excludes a $330.8 million pre-tax, non-cash benefit plan corridor charge, and a $5.4 million charge associated with the early retirement of debt. The adjusted pre-tax loss for the 2003 fourth quarter excludes a $240.1 million non-cash corridor charge.

Including the corridor charge and the early debt retirement charge, the company’s fourth quarter 2004 results were a net loss of $102.8 million, or $0.95 per share, compared to a net loss, including the applicable corridor charge, of $163.9 million, or $1.51 per share, in the fourth quarter of 2003.

The corridor adjustments reflect actuarial losses, outside a defined corridor, stemming from the company’s pension and other postretirement benefit plans, and are required by the company’s unique benefit accounting method. The company said the fourth quarter 2004 charge was primarily due to the impact of declining discount rates and higher health care cost trends.

Net sales for the fourth quarter of 2004 totaled a company record of $1,433.8 million on record shipments of 1,631,400 tons, compared to net sales of $1,054.0 million on shipments of 1,563,700 tons in the year-ago fourth quarter. The company said that its average steel selling price for the fourth quarter of 2004 was a record $878 per ton, 1% higher than the $866 per ton average for the third quarter of 2004, and a 31% increase in average selling price from the fourth quarter of 2003.

Excluding the corridor charge, AK Steel said its adjusted fourth quarter 2004 operating profit was $98.7 million, equal to $61 per ton. By comparison, the company’s adjusted fourth quarter 2003 operating loss, excluding the applicable corridor charge, was $28.4 million, equal to $18 per ton. Including the applicable corridor charges, AK Steel reported an operating loss of $232.1 million in the 2004 fourth quarter, compared to an operating loss of $268.5 million in the fourth quarter of 2003.

AK Steel said continued strong global demand for its steel products resulted in increased shipment volumes and higher spot market selling prices. In addition to higher spot market prices, the company said its average selling price also reflected the benefits of higher steel surcharges for raw materials and energy, which partially offset unprecedented high prices for raw materials and natural gas.

Full Year 2004 Results

For the year ended December 31, 2004, AK Steel reported net income of $238.4 million, equal to $2.18 per diluted share of common stock compared to a net loss of $560.4 million, equal to $5.17 per diluted share for 2003. The 2004 results reflect a tax benefit of $223.8 million, a net gain of $201.4 million from the sale of non-core assets, net income from discontinued operations of $6.5 million and the previously discussed fourth quarter corridor charge, as well as total pre-tax charges of $8.7 million associated with the early retirement of debt.

The 2003 net loss includes the effects of the previously discussed corridor charge, in addition to a goodwill impairment charge of $101.2 million, which were partially offset by after-tax income of $34.0 million from discontinued operations.

AK Steel said it realized an adjusted operating profit for 2004 of $251.1 million, equal to $40 per ton, excluding the fourth quarter corridor charge previously discussed. For 2003, AK Steel’s adjusted operating loss was $310.5 million, equal to a loss of $53 per ton, excluding the applicable corridor charge and the goodwill impairment charge previously discussed. Including the applicable corridor charges, AK Steel reported an operating loss of $79.7 million for the year ended December 31, 2004, compared to an operating loss of $651.8 million in 2003.

Excluding the corridor charge and the charge associated with the early retirement of debt, AK Steel had 2004 adjusted income from continuing operations before income taxes of $146.2 million, compared to an adjusted loss, excluding the applicable corridor charge in 2003 of $431.7 million. Including the corridor and early debt retirement charges, AK Steel reported a loss before income taxes from continuing operations in 2004 of $193.3 million, compared to a 2003 loss from continuing operations before income taxes of $773.0 million, including the applicable corridor charge and a goodwill impairment charge of $101.2 million.

Net sales for 2004 were a record $5,217.3 million, on record shipments of 6,252,600 tons. By comparison, net sales for 2003 were $4,041.7 million, on shipments of 5,830,800 tons. The company said its average steel selling price in 2004 was $833 per ton, an increase of 23% over its 2003 average selling price of $677 per ton.

“AK Steel employees responded in 2004 beyond our high expectations, helping us deliver the best safety, quality, productivity and operating cost performances in the history of this company and its predecessors,” said James L. Wainscott, president and CEO. “These performances enabled AK Steel to better serve our existing and new customers during one of the most robust markets for flat-rolled steel on record,” he said.

Mr. Wainscott noted that employees at the company’s Rockport Works set a new annual world production record for galvanizing steel in 2004 of 1,045,000 tons, eclipsing a record they set in 2003 of 1,028,000 tons.

Cash and Liquidity

AK Steel reported that it ended 2004 with $377.1 million of cash on hand and a combined $500.4 million of availability under its two credit facilities for total liquidity of $877.5 million. The company said that it had no borrowings under its credit facilities at any time during the fourth quarter, although availability was affected by outstanding letters of credit.

In December 2004, the company redeemed all of its outstanding 9% Senior Notes due September 2007 and 8 7/8% Senior Notes due December 2008, resulting in a $150.9 million reduction in its long-term debt. The company stated that it has no material public debt maturities until the year 2009.

Because of the company’s improved financial results and cash position, a $150.0 million voluntary contribution was made to its pension trust fund in January 2005, thus reducing by approximately 50% the previously projected amount that otherwise was required to be contributed in 2006.

Outlook

AK Steel said that it expects to generate substantially higher operating income in 2005 than in 2004, despite facing further price increases for steelmaking raw material inputs. The higher input costs are expected to be more than offset by a combination of higher contract selling prices, higher average spot market selling prices, surcharges, and continued controllable cost reductions and operating efficiencies. The company said it expects to generate an operating profit of approximately $500 million on shipments of approximately 6.3 million tons, equating to earnings before interest, taxes, depreciation and amortization (EBITDA) of approximately $700 million.

“During 2004, we successfully concluded what we termed ‘Phase 1’ of our recovery, our return to profitability,” said Mr. Wainscott. “We have also made significant strides toward our ‘Phase 2’ goals, especially in reaching new agreements with nearly 90% of our contract sales customers. We remain focused on achieving competitive total employment costs and developing our raw materials strategy, the remaining elements of Phase 2 of our plan,” he said.

The statements in this release with respect to future results reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management. Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.

AK Steel, headquartered in Middletown, Ohio, produces flat-rolled carbon, stainless and electrical steels, as well as tubular steel products for customers in the automotive, appliance, construction and manufacturing markets. Additional information about AK Steel is available on the company’s web site at www.aksteel.com.

-more-

AK Steel Holding Corporation

Statements of Operations

(Unaudited)

(Dollars and Shares in Millions, Except Per Share and Per Ton Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Shipments (000 tons)	1,631.4	1,563.7	6,252.6	5,830.8
Steel operations selling price per ton	$878	$671	$833	$677

Net sales	$1,433.8	$1,054.0	$5,217.3	$4,041.7
Cost of products sold	1,237.7	974.5	4,553.6	3,886.9
Selling and administrative expenses	50.2	57.4	206.4	243.6
Depreciation	47.2	50.5	206.2	221.7
Pension and other postretirement benefit corridor charges	330.8	240.1	330.8	240.1
Goodwill impairment	—	—	—	101.2

Total operating costs	1,665.9	1,322.5	5,297.0	4,693.5

Operating loss	(232.1)	(268.5)	(79.7)	(651.8)

Interest expense	26.2	30.4	110.1	117.8
Charge for early debt retirement	5.4	—	8.7	—
Other income (loss)	1.2	(6.5)	5.2	(3.4)

Loss before income taxes	(262.5)	(305.4)	(193.3)	(773.0)

Income tax benefit	170.6	126.0	223.8	178.6

Income (loss) from continuing operations	(91.9)	(179.4)	30.5	(594.4)

Income (loss) from discontinued operations, net of tax	(0.4)	15.5	6.5	34.0
Gain (loss) on the sale of discontinued operations, net of tax	(10.5)	—	201.4	—

Net income (loss)	$(102.8)	$(163.9)	$238.4	$(560.4)

Basic earnings per share:
Loss before income taxes	$(2.41)	$(2.81)	$(1.78)	$(7.13)
Benefit for income taxes	(1.57)	(1.16)	(2.06)	(1.65)

Income (loss) from continuing operations	(0.84)	(1.65)	0.28	(5.48)
Income (loss) from discontinued operations	(0.01)	0.14	0.06	0.31
Gain (loss) on sale of discontinued operations	(0.10)	—	1.85	—

Net income (loss)	$(0.95)	$(1.51)	$2.19	$(5.17)

Diluted earnings per share:
Loss before income taxes	$(2.41)	$(2.81)	$(1.77)	$(7.13)
Benefit for income taxes	(1.57)	(1.16)	(2.05)	(1.65)

Income (loss) from continuing operations	(0.84)	(1.65)	0.28	(5.48)
Income (loss) from discontinued operations	(0.01)	0.14	0.06	0.31
Gain (loss) on sale of discontinued operations	(0.10)	—	1.84	—

Net income (loss)	$(0.95)	$(1.51)	$2.18	$(5.17)

Weighted average shares outstanding:
Basic	108.8	108.5	108.7	108.5
Diluted	108.8	108.5	109.2	108.5

AK Steel Holding Corporation

Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

	(Unaudited) December 31, 2004	December 31, 2003
Assets
Current Assets
Cash and cash equivalents	$377.1	$54.7
Accounts and notes receivables, net	632.6	399.3
Inventories, net	682.2	730.9
Current assets held for sale	—	46.5
Other current assets	414.9	126.6

Total Current Assets	2,106.8	1,358.0

Property, plant and equipment	4,869.6	4,793.9
Accumulated depreciation	(2,545.1)	(2,360.0)

Property, plant and equipment, net	2,324.5	2,433.9
Non-current assets held for sale	—	65.5
Other	1,021.4	1,168.2

Total Assets	$5,452.7	$5,025.6

Liabilities and Shareholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$387.3	$376.3
Other accruals	199.5	181.9
Current liabilities - discontinued operations	—	16.8
Current portion of long-term debt	—	62.5
Current portion of pension & postretirement benefit obligation	159.9	141.4

Total Current Liabilities	746.7	778.9

Long-term debt	1,109.7	1,197.8
Pension & postretirement benefit obligation	3,264.1	2,940.6
Non-current liabilities - discontinued operations	—	9.1
Other liabilities	134.8	152.0

Total Liabilities	5,255.3	5,078.4

Shareholders’ Equity (Deficit)
Common stock - 2004; authorized 200,000,000 shares of $0.01 par value each; 117,706,219 shares issued; 109,151,128 shares outstanding	1.2	1.2
Additional paid-in capital	1,824.6	1,815.9
Treasury stock - 2004; 8,555,091 shares at cost	(122.9)	(122.7)
Accumulated deficit	(1,305.8)	(1,544.2)
Accumulated other comprehensive loss	(199.7)	(203.0)

Total Shareholders’ Equity (Deficit)	197.4	(52.8)

Total Liabilities and Shareholders’ Equity (Deficit)	$5,452.7	$5,025.6

AK Steel Holding Corporation

Statements of Cash Flows

(Unaudited)

(Dollars in millions)

	Twelve Months Ended December 31,
	2004	2003
Cash Flow From Operating Activities:
Net income (loss)	$238.4	$(560.4)
Depreciation	206.2	221.7
Amortization	12.9	11.1
Deferred taxes	(234.0)	(173.8)
Pension and other postretirement benefit expense in excess of payments	46.7	107.9
Pension and other postretirement benefit fourth quarter corridor charge	330.8	240.1
Goodwill impairment	—	101.2
Income from discontinued operations	(207.9)	(34.0)
Working capital	(162.6)	(1.7)
Other	(6.3)	15.9

Net Cash Flow From Operating Activities of Continuing Operations	224.2	(72.0)

Cash Flow From Investing Activities:
Capital investments	(98.8)	(79.6)
Purchase of business and investments	(2.6)	(68.3)
Proceeds from draw on industrial revenue bond restricted cash	21.3	—
Proceeds from sale of business, investments and PP&E	383.1	11.8
Other	—	(0.5)

Net Cash Flow From Investing Activities	303.0	(136.6)

Cash Flow From Financing Activities:
Principal payments on long-term debt	(213.4)	(62.5)
Fees related to new credit facility or new debt	(3.7)	(9.8)
Premium payment on redemption of long-term debt	(5.0)	—
Purchase of treasury stock	(0.2)	(0.7)
Other	5.0	2.4

Net Cash Flow From Financing Activities of Continuing Operations	(217.3)	(70.6)

Cash flow from discontinued operations	12.5	51.4

Net Increase (Decrease) in Cash	322.4	(227.8)

Cash and Cash Equivalents, Beginning	54.7	282.5

Cash and Cash Equivalents, Ending	$377.1	$54.7

AK Steel Holding Corporation

(Unaudited)

Supplemental Information

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Reconciliation of operating profit (loss)*
Operating profit (loss) excluding items below	$98.7	$(28.4)	$251.1	$(310.5)
Pension and other postretirement benefit corridor charges	(330.8)	(240.1)	(330.8)	(240.1)
Goodwill impairment charge	—	—	—	(101.2)

Operating loss	$(232.1)	$(268.5)	$(79.7)	$(651.8)

Reconciliation of operating profit (loss) per ton
Operating profit (loss) per ton excluding items below	$61	$(18)	$40	$(53)
Pension and other postretirement benefit corridor charges	(203)	(154)	(53)	(41)
Goodwill impairment charge	—	—	—	(18)

Operating loss per ton	$(142)	$(172)	$(13)	$(112)

Reconciliation of income (loss) from continuing operations before income taxes*
Income (loss) before income taxes excluding items below	$73.7	$(65.3)	$146.2	$(431.7)
Pension and other postretirement benefit corridor charges	(330.8)	(240.1)	(330.8)	(240.1)
Charge for early debt retirement	(5.4)	—	(8.7)	—
Goodwill impairment charge	—	—	—	(101.2)

Loss before income taxes	(262.5)	(305.4)	(193.3)	(773.0)
Income tax benefit	(170.6)	(126.0)	(223.8)	(178.6)

Income (loss) from continuing operations	$(91.9)	$(179.4)	$30.5	$(594.4)

Reconciliation of income (loss) per share before income taxes
Income (loss) per share before income taxes excluding items below	$0.68	$(0.60)	$1.34	$(3.98)
Pension and other postretirement benefit corridor charges	(3.04)	(2.21)	(3.03)	(2.21)
Charge for early debt retirement	(0.05)	—	(0.08)	—
Goodwill impairment charge	—	—	—	(0.94)

Loss per share before income taxes	$(2.41)	$(2.81)	$(1.77)	$(7.13)

*	Dollars in millions

Steel Shipments

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Tons Shipped by Product (000’s)
Stainless/Electrical	276.3	218.3	1,029.2	883.3
Coated	794.6	818.6	3,225.0	2,947.9
Cold Rolled	317.7	299.0	1,231.1	1,150.5
Tubular	42.2	44.6	189.6	132.7
Hot Rolled	140.0	127.1	358.6	442.4
Secondary	60.6	56.1	219.1	274.0

Total Shipments	1,631.4	1,563.7	6,252.6	5,830.8

Shipments by Product (%)
Stainless/Electrical	16.9%	14.0%	16.5%	15.1%
Coated	48.7%	52.4%	51.6%	50.6%
Cold Rolled	19.5%	19.1%	19.7%	19.7%
Tubular	2.6%	2.9%	3.0%	2.3%
Hot Rolled	8.6%	8.1%	5.7%	7.6%
Secondary	3.7%	3.5%	3.5%	4.7%

Total Shipments	100.0%	100.0%	100.0%	100.0%